Exhibit 10.41

THIRD AMENDMENT TO ASSET PURCHASE AGREEMENT
THIS THIRD AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made and entered effective as of August 26, 2014 (the “Effective Date”), by and between AMERICAN REALTY CAPITAL HEALTHCARE TRUST II OPERATING PARTNERSHIP, L.P. a Delaware limited partnership (“Purchaser”), ECI ACQUISITION 1, LLC, a Delaware limited liability company, VILLAGE ASSISTED LIVING LLC, an Iowa limited liability company, MT. PLEASANT ASSISTED LIVING LLC, an Iowa limited liability company, BURLINGTON ASSISTED LIVING LLC, an Iowa limited liability company, MUSCATINE ASSISTED LIVING LLC, an Iowa limited liability company, CARROLL ASSISTED LIVING LLC, an Iowa limited liability company, FT. MADISON ASSISTED LIVING LLC, an Iowa limited liability company and BURLINGTON INDEPENDENT LIVING LLC, an Iowa limited liability company (collectively, the “Seller”).
WHEREAS, Purchaser and Seller entered into that certain Asset Purchase Agreement dated August 1, 2014 as amended by that certain First Amendment to Asset Purchase Agreement dated August 7, 2014 and that certain Second Amendment to Asset Purchase Agreement dated August 8, 2014 (the “Agreement”), and the parties desire to amend the Agreement as hereinafter set forth.
NOW, THEREFORE, in consideration of the agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Recitals and Defined Terms. The foregoing recitals are true and correct and are incorporated herein by reference. All capitalized terms used herein and not expressly defined shall have the meaning given to them in the Agreement.

2.	Partial Closing; Additional Closing Condition.

(a)
Partial Closing. The parties have agreed to Closing of the purchase of all Purchased Property as of the date hereof other than the Purchased Property relating to the Pennsylvania Facility (the “Partial Closing”) to allow additional time for the conditions to Closing (including the condition provided in Section 2(c) below) for closing of Purchased Property related to the Pennsylvania Facility (the “Pennsylvania Closing”) to be met. Accordingly, the parties acknowledge and agree all provisions of the Agreement which apply to the Purchased Property and the Business relating to the Pennsylvania Facility shall continue in full force and effect notwithstanding the Closing of the other Facilities. Notwithstanding Section 3.3 of the Agreement (as amended hereby), the parties agree that the Purchase Price for the Purchased Property related to the Pennsylvania Facility shall be Eleven Million Four Hundred Thousand and No/100 U.S. Dollars ($11,400,000.00).

(b)
Deposit. Upon consummation of the Partial Closing, Two Million Five Hundred Thousand ($2,500,000.00) of the Deposit will released to Seller and credited against the Purchase Price. The remaining Five Hundred Thousand ($500,000.00) of the Deposit shall remain in escrow with the Escrow Agent in accordance with the terms of the Agreement and the existing escrow agreement until the Pennsylvania Closing or the earlier release of such Deposit pursuant to the Agreement.

(c)
Holdback Amount. Upon the Pennsylvania Closing, Purchaser shall deposit the Holdback Amount with respect to Pennsylvania Closing in an interest-bearing escrow account with the Escrow Agent pursuant to a separate Post-Closing Escrow Agreement which shall contain the terms described in Section 3.2 of the Agreement; provided, however, that fifty percent (50%) of such Holdback Amount shall be released to Seller at the end of the sixth (6th) calendar month following the date of the Pennsylvania Closing, less any amounts claimed by Purchaser prior to such distribution date, which shall be held in accordance with the terms of the applicable Post-Closing Escrow Agreement until finally adjudicated, and the remainder of the Holdback Amount shall be released to Seller at the end of the tenth (10th) calendar month following the date of the Pennsylvania Closing, less any amounts claimed by Purchaser prior to such distribution date, which shall be held in accordance with the terms of the applicable Post-Closing Escrow Agreement until finally adjudicated.

(d)
Closing Condition; Closing Date. In addition to the conditions upon the Purchaser’s obligation to make its deliveries and effect and consummate Pennsylvania Closing contained in Section 5.3 of the Agreement:

(i)     The Purchaser shall not be obligated to consummate the Pennsylvania Closing unless and until Purchaser is in receipt of financial statements for the Pennsylvania Facility prepared in accordance with the applicable rules and regulations governing financial statements for acquired properties promulgated by the Securities and Exchange Commission including, but not limited to Section 3-05 of Regulation S-X.

(ii)     The “Closing Date” as it relates to the Pennsylvania Closing shall be the date which is fifteen (15) business days following the date the condition described in clause (i) above is satisfied.

(iii)    The additional closing condition described in this paragraph shall be known as the “Pennsylvania Financials Condition.”

(e)	Outside Closing Date. Effective upon the consummation of the Partial Closing, Section 5.6(c) of the Agreement shall be amended in its entirety as follows:

“5.6(c).

(i) If the Closing Conditions as set forth in Section 5.3 and the Pennsylvania Financials Condition have not been satisfied, or waived by Purchaser and the Pennsylvania Closing shall not have occurred on or before December 31, 2014 (the “Outside Date”), this Agreement shall automatically terminate with respect to the Pennsylvania Facility, in which case the remaining portion of the Deposit shall be returned to Purchaser, and Purchaser and Seller shall have no further liability hereunder with respect to the Pennsylvania Facility except with respect to the surviving provisions described in ARTICLE 9.

(ii) For the avoidance of doubt, no termination of this Agreement with respect to the Pennsylvania Facility shall terminate, abridge or otherwise affect the rights and obligations of the parties hereto pursuant to the Agreement with respect to the other Facilities, including without limitation the rights and obligations of each party pursuant to ARTICLE 8 of this Agreement.”

(f)
Non-Compete Obligations. For the avoidance of doubt, Purchaser agrees that the ownership, investment in or managing of the Pennsylvania Facility by the Seller or any of its affiliates shall not be deemed a violation of the provisions of Section 10.14 of the Agreement.

3.	Allocation of Purchase Price. Section 3.3 of the Agreement is replaced is its entirety as follows:

“Section 3.3 Allocation of Purchase Price. Each party has determined its own, independent allocation of Purchase Price among the individual Facilities and among Real Property, Personal Property and Other Assets with respect to each Facility. Each party shall file federal, state and local returns based on each party’s own determination of the proper allocations of the Purchase Price, each party bearing responsibility for its own allocations and bearing its own consequences of any discrepancies.”

4.
Government Program Payments. For the avoidance of doubt, to the extent the Seller receives payment under any Government Programs for any Facility attributable to the period from and after the Proration Date applicable to such Facility; Seller shall promptly forward such payments to Purchaser pursuant to Section 3.4 of the Agreement.

5.	Agreement Remains In Effect. The Agreement, as modified by this Amendment, is hereby ratified and affirmed as binding and in full force and effect.

6.
Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original. This Amendment may be executed by counterpart signatures and all counterpart signature pages shall constitute a part of this Agreement. Delivery of a counterpart hereof via facsimile transmission or by electronic mail transmission, including but not limited to an Adobe file format document (also known as a PDF file), shall be as effective as delivery of a manually executed counterpart hereof.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Asset Purchase Agreement as of the date first above written.

SELLER:

ECI ACQUISITION 1, LLC,
a Delaware limited liability company

By: Elliott Company of Iowa, Inc.,
its sole member

By:    /s/ James T. Elliott IV
Name:     James T. Elliott IV
Title:    President

VILLAGE ASSISTED LIVING LLC,
an Iowa limited liability company

By:    /s/ James T. Elliott IV
Name:     James T. Elliott IV
Title:    President

MT. PLEASANT ASSISTED LIVING LLC,
an Iowa limited liability company

By:    /s/ James T. Elliott IV
Name:     James T. Elliott IV
Title:    President

BURLINGTON ASSISTED LIVING LLC, an Iowa limited liability company

By:    /s/ James T. Elliott IV
Name:     James T. Elliott IV
Title:    President

[signature page to Third Amendment to Purchase Agreement]

MUSCATINE ASSISTED LIVING LLC, an Iowa limited liability company

By:    /s/ James T. Elliott IV
Name:     James T. Elliott IV
Title:    President

CARROLL ASSISTED LIVING LLC, an Iowa limited liability company

By:    /s/ James T. Elliott IV
Name:     James T. Elliott IV
Title:    President

FT. MADISON ASSISTED LIVING LLC, an Iowa limited liability company

By:    /s/ James T. Elliott IV
Name:     James T. Elliott IV
Title:    President

BURLINGTON INDEPENDENT LIVING LLC, an Iowa limited liability company

By:    /s/ James T. Elliott IV
Name:     James T. Elliott IV
Title:    President

[signature page to Third Amendment to Purchase Agreement]

PURCHASER:

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II OPERATING PARTNERSHIP, L.P. a Delaware limited partnership

By: American Realty Capital Healthcare Trust II, Inc., a Maryland corporation, its general partner

By: /s/ Thomas D’Arcy Name: Thomas D’Arcy Title: Chief Executive Officer

[signature page to Third Amendment to Purchase Agreement]